UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.)

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Hines Real Estate Investment Trust, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO PROXY STATEMENT
for the
ANNUAL MEETING OF STOCKHOLDERS
To be held on September 17, 2014

The information herein updates certain information in the “Executive Officers” section of the proxy statement dated April 29, 2014, as amended (the “Proxy Statement”), previously made available to stockholders in connection with the notice by the Board of Directors of the 2014 Annual Meeting of Stockholders (the “2014 Annual Meeting”) of Hines Real Estate Investment Trust, Inc. (“Hines REIT” or the “Company”), to be held on September 17, 2014.

Effective July 11, 2014, the Board of Directors (the “Board”) of Hines REIT accepted the resignation of Edmund A. Donaldson from his roles as Chief Investment Officer of the Company and of the general partner of the Company’s advisor, Hines Advisors Limited Partnership (the “Advisor”). Mr. Donaldson also resigned from all other positions he held with affiliates of Hines Interests Limited Partnership effective as of July 11, 2014. The positions of Chief Investment Officer of the Company and of the general partner of the Advisor will remain unfilled.

Except as updated herein, all information set forth in the Proxy Statement remains unchanged. Please also note that the updates set forth herein do not change the proposals to be acted upon at the 2014 Annual Meeting, which are described in the Proxy Statement.